SWK Holdings Corporation Announces 2015 Fourth Quarter and

Full-Year Financial Results

•	Total revenues increased by 35% to approximately $23.5 million for the fiscal year of 2015, compared to $17.4 million for the fiscal year of 2014

•	Recorded a net loss attributable to SWK stockholders of $7.4 million, or $(0.57) per share, for the fiscal year of 2015, compared to net income attributable to SWK stockholders of $20.8 million, or $3.20 per share, for the fiscal year of 2014

•	Net cash provided by operating activities increased by 119% to approximately $11.2 million, or $0.86 per share, for the fiscal year of 2015, compared to $5.1 million, or $0.79 per share, for the fiscal year of 2014.

•	Recorded aggregate provisions for loan credit loss and security impairment expense of $17.5 million related primarily to SynCardia Systems and Response Genetics positions

•	Non-GAAP Adjusted net loss of $1.4 million, or $(0.11) per share, for the fiscal year of 2015, compared Non-GAAP Adjusted net income of $10.7 million, or $1.65 per share, for the fiscal year of 2014

•	Book value of $13.47 per share as of December 31, 2015

Dallas, TX, March 23, 2015 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, announced its fourth quarter and full year 2015 financial results.

Fourth Quarter 2015 Highlights:

•	Reported total revenues of approximately $6.6 million for the quarter, compared to $6.7 million for the fourth quarter of 2014.
•	Reported adjusted net income of approximately $1.6 million, or $0.12 per share, for the quarter, as compared to $5.4 million, or $0.50 per share, for the fourth quarter of 2014.
•	Reported net cash provided by operating activities of approximately $3.6 million for the quarter, or $0.27 per share, as compared to $2.5 million, or $0.23 per share, for the fourth quarter of 2014.
•	Executed a net 1-for-10 reverse stock split.
•	Funded $4.5 million into one new transaction.
•	Announced leadership transition where Winston Black succeeded Brett Pope as Chief Executive Officer, effective January 12, 2016.

2015 Highlights:

•	Total income producing assets (defined as finance receivables, marketable securities and investment in unconsolidated subsidiaries less non-controlling interests) were approximately $108.3 million as of December 31, 2015, compared to $102.4 million as of December 31, 2014.
•	$34.5 million in new capital deployed across five transactions.

Winston Black, Chief Executive Officer of SWK, stated, “2015 was a challenging year, punctuated by the disappointing provisions for credit losses and security impairments we experienced in the portfolio. Despite the difficulties, the recent successful exits from our two largest positions serve as important reminders of why we believe our life science niche offers attractive risk adjusted return opportunities. We continue to have a robust pipeline of potential deals, and we have strengthened our underwriting criteria in an effort to increase the quality of the portfolio going forward. We look forward to further proving our business model out and returning to executing our goal of compounding book value per share.”

Note:

•	All references to growth rate percentages and shares compare the results of the period to those of the prior year comparable period.

•	The Company reports its financial results in accordance with GAAP (sometimes referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance.

•	Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted basic and diluted EPS are not, and should not be viewed as, substitutes for GAAP net income and its components and basic and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies.

Portfolio Overview

As of December 31, 2015, the Company's total income producing assets were approximately $108.3 million as compared to $102.3 million as of December 31, 2014.

(in thousands)	December 31,	December 31,
	2015	2014

Finance receivables	$99,346	$93,347
Marketable investments	5,286	4,849
Investment in unconsolidated subsidiary	7,988	9,044
Less non-controlling interest	(4,299)	(4,867)
Total income producing assets	$108,321	$102,373

As of March 23, 2015, SWK and its partners have now executed transactions with eighteen different partner companies under its strategy, deploying approximately $240 million across a variety of opportunities.

Results of Operations

Revenues

SWK generated revenues of $23.5 million for the year ended December 31, 2015, driven primarily by $17.6 million in interest and fees earned on its finance receivables and marketable securities, and $5.9 million in income related to its investment in an unconsolidated partnership. SWK generated revenues of $17.4 million for the year ended December 31, 2014, driven primarily by $11.9 million in interest and fees earned on finance receivables and marketable securities, and $5.3 million in income related to its investment in unconsolidated partnership. SWK’s portfolio consisted of 14 investments in 2014 compared to 18 investments in 2015, which is the primary reason for the significant increase in its revenues.

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Provision for Credit Losses and Security Impairment Expense

SWK recognized loan credit loss provision expense of $10.8 million during the year ended December 31, 2015 on three term loans based on the Company’s impairment analysis performed as of December 31, 2015. The secured loans’ carrying values have been reduced to their respective collateral’s fair market value, less costs to sell. The Company also recognized impairment expense on two equity securities of $6.6 million, to reflect the security at its fair market value as of December 31, 2015. There were no securities considered impaired as of December 31, 2014.

General and Administrative

General and administrative expenses consist primarily of compensation, stock-based compensation and related costs for management, staff, Board of Directors, legal and audit expenses, and corporate governance. General and administrative expenses remained relatively flat at $3.4 million for the year ended December 31, 2015 compared to $3.3 million for the year ended December 31, 2014

Interest Expense

Interest expense was $0.4 million for the year ended December 31, 2015, reflecting the write-off of the remaining unamortized deferred issuance costs upon the expiration of the draw period under our credit agreement. During the year ended December 31, 2014, interest expense was $0.6 million which included interest expense of $0.5 million due under our loan agreement, and $0.1 million of deferred issuance costs amortization.

Other Expense

Other expense for the year ended December 31, 2015, reflected a net fair market value loss of $3.3 million on our warrant derivatives compared to a $0.2 million loss for the year ended December 31, 2014.

Income Tax (Provision) Benefit

SWK has incurred NOLs on a consolidated basis for all years from inception through 2012. Accordingly, the Company has historically recorded a valuation for the full amount of gross deferred tax assets, as the future realization of the tax benefit was not “currently more likely than not”. As of December 31, 2014, SWK concluded that it is more likely than not that the Company will be able to realize a portion of the benefit of the U.S. federal and state deferred tax assets in the future. As a result, SWK released $10.0 million of the valuation allowance against the net deferred tax assets during the year ended December 31, 2014. During the year ended December 31, 2015, SWK recorded provisions for loan credit losses and incurred net operating losses. As a result, our forecast of future taxable income, upon which the estimated realization of our deferred tax assets are based, has declined, which resulted in an increase to our valuation allowance of $3.9 million.

As of December 31, 2015, SWK had NOLs for federal income tax purposes of $405.0 million. The federal net operating loss carryforwards if not offset against future income, will expire by 2032, with the majority expiring by 2021. SWK also had federal research carryforwards of $2.7 million. The federal credits will expire by 2029.

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Liquidity and Capital Resources

As of December 31, 2015, SWK had $47.3 million in cash and cash equivalents, compared to $58.7 million in cash and cash equivalents as of December 31, 2014. The decrease in our cash is primarily attributable to investments in new transactions.

Net (Loss) Income

Net (loss) income in accordance with generally accepted accounting principles in the U.S. (“GAAP”) for the three and twelve month periods ending December 31, 2015, was $(3.5) million, or $(0.27) per share, and $(7.4) million, or $(0.57) per share, respectively. The table below eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK’s warrant liability, and one-time stock-based compensation expense due to accelerated vesting triggered by the consummation of the Purchase Agreement transaction. The following tables provide a reconciliation of SWK’s reported (GAAP) income (loss) before provision for income tax to SWK’s adjusted net (loss) income attributable to SWK Holdings Corporation stockholders (Non-GAAP) for the three and twelve months ended December 31, 2015:

(in thousands, except per share data)	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014(1)	2015	2014(1)

Income (loss) before provision for income tax	$2,110	$5,844	$(1,090)	$13,301

Plus: warrant-related debt issuance costs	—	—	155	—
Plus: decrease in fair market value of warrants	154	48	3,305	245
Less: loss relating to Response Genetics warrants	—	—	(802)	—
Adjusted income before provision for income tax	2,264	5,892	1,568	13,546
Adjusted provision for income taxes	—	—	—	—
Adjusted consolidated net income	2,264	5,892	1,568	13,546
Adjusted net (loss) income attributable to non-controlling interest	696	461	3,007	2,839
Adjusted net (loss) income attributable to SWK Holdings Corporation Stockholders	$1,568	$5,431	$(1,439)	$10,707

Adjusted basic (loss) income attributable to SWK Holdings Corporation Stockholders per share	$0.12	$0.50	$(0.11)	$1.65
Adjusted diluted (loss) income attributable to SWK Holdings Corporation Stockholders per share	$0.12	$0.50	$(0.11)	$1.65

(1) Common Stock and share data at December 31, 2014, has been adjusted retroactively to reflect a net 1-for-10 reverse stock split effective October 7, 2015

In the presentation above, management has eliminated the following non-cash items: (i) warrant-related debt issuance costs as the expense is non-cash, (ii) fair-market value of warrants as mark to market changes are non-cash, and (iii) income taxes as the Company has substantial net operating losses to offset against future income.

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About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SWK HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

Derived from audited financial statements

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$47,287	$58,728
Accounts receivable	1,127	1,053
Finance receivables	99,346	93,347
Marketable investments	5,286	4,849
Investment in unconsolidated entities	7,988	9,044
Deferred tax asset	16,833	20,106
Warrant assets	1,900	679
Debt issuance costs	—	381
Other assets	720	32
Total assets	$180,487	$188,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$788	$864
Warrant liability	259	421
Total liabilities	1,047	1,285

Stockholders’ equity(1):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 13,115,909, and 13,090,932 shares issued and outstanding at December 31, 2015 and 2014, respectively	13	13
Additional paid-in capital	4,432,926	4,432,482
Accumulated deficit	(4,257,798)	(4,250,428)
Accumulated other comprehensive income	—	—
Total SWK Holdings Corporation stockholders’ equity	175,141	182,067
Non-controlling interests in consolidated entities	4,299	4,867
Total stockholders’ equity	179,440	186,934
Total liabilities and stockholders’ equity	$180,487	$188,219

(1) Common Stock, Additional Paid-In Capital and share data at December 31, 2014, has been adjusted retroactively to reflect a net 1 for-10 reverse stock split effective October 7, 2015.

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

Derived from audited financial statements

	Year Ended December,
	2015	2014

Revenues
Finance receivable interest income, including fees	$17,265	$11,542
Marketable investments interest income	266	360
Income related to investments in unconsolidated entities	5,884	5,341
Other	45	157
Total Revenues	23,460	17,400
Costs and expenses:
Provision for loan credit losses	10,848	—
Security impairment expense	6,638	—
Interest expense	381	579
General and administrative	3,378	3,275
Total costs and expenses	21,245	3,854
Other expense:
Change in fair value of warrants	(3,305)	(245)
(Loss) income from operations before provision for (benefit from) income tax	(1,090)	13,301
Provision for (benefit from) income tax	3,273	(10,303)
Consolidated net (loss) income	(4,363)	23,604
Net income attributable to non-controlling interests	3,007	2,839
Net (loss) income attributable to SWK Holdings Corporation Stockholders	$(7,370)	$20,765
Net (loss) income per share attributable to SWK Holdings Corporation Stockholders(1)
Basic	$(0.57)	$3.20
Diluted	$(0.57)	$3.20
Weighted Average Shares(1)
Basic	12,986	6,486
Diluted	12,986	6,492

(1)	Common Stock and share data at December 31, 2014, has been adjusted retroactively to reflect a net 1-for-10 reverse stock split effective October 7, 2015

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Derived from audited financial statements

	For the Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Consolidated net (loss) income	$(4,363)	$23,604
Adjustments to reconcile net income to net cash provided by operating activities:
Income from investments in unconsolidated entities	(5,884)	(5,341)
Provision for loan credit losses	10,848	—
Security impairment expense	6,638	—
Change in fair value of warrants	3,305	245
Deferred income taxes	3,273	(10,303)
Loan discount amortization and fee accretion	(1,778)	(448)
Interest income in excess of cash collected	(1,063)	(3,583)
Stock-based compensation	640	844
Debt issuance cost amortization	381	143
Property and equipment depreciation	10	3

Changes in operating assets and liabilities:
Accounts receivable	(74)	(525)
Other assets	(648)	(12)
Accounts payable and other liabilities	(76)	498
Net cash provided by operating activities	11,209	5,125

Cash flows from investing activities:
Cash distributions on investments in unconsolidated entities	6,940	6,722
Net increase in finance receivables	(25,849)	(60,621)
Investment in marketable investments	—	(1,730)
Marketable investment principal payment	80	—
Purchases of property and equipment	(50)	(1)
Net cash used in investing activities	(18,879)	(55,630)

Cash flows from financing activities:
Net proceeds from issuance of common stock	17	110,154
Cash paid for fractional shares due to reverse split	(213)	—
Net proceeds from (repayment of) loan credit agreement	—	(5,000)
Distribution to non-controlling interests	(3,575)	(3,585)
Net cash (used in) provided by financing activities	(3,771)	101,569

Net increase (decrease) in cash and cash equivalents	(11,441)	51,064
Cash and cash equivalents at beginning of period	58,728	7,664
Cash and cash equivalents at end of period	$47,287	$58,728

CONTACT: SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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